SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2011

____________________________

Quest Diagnostics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

___________________________

Delaware

(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)
Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Shareholders of the Quest Diagnostics Incorporated (the “Company”) was held on May 17, 2011.

(b)	The following nominees for the office of director were elected for terms expiring at the 2014 Annual Meeting of Shareholders, by the following votes:

	For	Against	Abstain	Broker Non-Vote

William F. Buehler	112,629,856	4,869,437	329,644	10,199,580

Daniel C. Stanzione, Ph.D.	112,591,514	4,910,717	326,708	10,199,758

The following persons also continue as directors:

John C. Baldwin, M.D.
Jenne K. Britell, Ph.D.
Gary M. Pfeiffer
Surya N. Mohapatra, Ph.D.
Gail R. Wilensky, Ph.D.
John B. Ziegler

The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2011 was approved by the following votes:

For	Against	Abstain

125,975,806	1,725,298	327,413

The advisory vote on the compensation of the Company’s named executive officers was as follows:

For	Against	Abstain	Broker Non-Vote

108,823,528	7,795,730	1,209,677	10,199,582

The advisory vote on the frequency of future advisory votes on executive compensation was as follows:

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote

22,916,331	2,148,406	92,299,636	463,753	10,200,391

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 20, 2011

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary